EXHIBIT 10.2


                                    GUARANTY



TO:      JOHN DEERE CONSTRUCTION & FORESTRY COMPANY

         DEERE CREDIT, INC.

         JOHN DEERE COMPANY, A DIVISION OF DEERE & CO.

         6400 NW 86TH STREET

         JOHNSTON, IOWA 50131-6600

In consideration of your extension of credit to RDO Agriculture Equipment Co., RDO Construction Equipment Co., RDO Financial Services Co. and RDO Material Handling Co., their successors and assigns (collectively referred to as the "Debtor"), pursuant to a Second Amended and Restated Loan Agreement executed contemporaneously herewith, the undersigned unconditionally guarantees payment of whatever sums the Debtor shall at any time owe you, your successors or assigns or any company affiliated with you, whenever incurred (including subsequent to the date of this Guaranty), including interest, finance charges, or service charges thereon, and including reasonable attorneys' fees and all court costs incurred in collecting such sums (such amounts are referred to as the "Indebtedness"). You shall be under no obligation to pursue or exhaust any of your remedies against the principal debtor, any other obligor or any other guarantor(s), or of enforcing any rights against any collateral for said indebtedness prior to enforcing payment hereunder by the undersigned guarantors.

This is a guarantee of payment and not of collection, and Guarantor agrees that you shall not be obligated prior to seeking recourse against or receiving payment from Guarantor, to do any of the following (although you may do so, in whole or in part, at its sole option), the performance of which are unconditionally waived by Guarantor:

     (a) Take any steps to collect the Indebtedness from Debtor or to file any claim of any kind against Debtor; or

     (b) Take any steps to enforce, accept, perfect your interest in, foreclose upon, or realize on any collateral security for the payment of the Indebtedness or any other guaranty of the Indebtedness; or

     (c) Take any steps to collect the Indebtedness from any other guarantor or to file any claim of any kind against such other guarantors; or

     (d) In any other respect exercise any diligence whatever in collecting or attempting to collect the Indebtedness by any means.

Guarantor's liability for payment of the Indebtedness shall be absolute and unconditional, and nothing except full payment to you of all of the Indebtedness shall operate to discharge Guarantor's liability under this Guaranty. Guarantor unconditionally and irrevocably waives each and every defense that under principles of guaranty or suretyship law would otherwise operate to impair or diminish the liability of Guarantor for the Indebtedness. Without limiting the generality of the foregoing waiver, Guarantor agrees that none of the following acts, omissions, or occurrences shall diminish or impair the liability of Guarantor in any respect (all of which acts, omissions or occurrences may be done without notice to Guarantor):

     (a) Any extension, modification, indulgence, compromise, settlement, or variation of any of the terms of the Indebtedness;

     (b) The discharge or release of any obligations of the Debtor or of any other person now or hereafter liable on the Indebtedness by reason of bankruptcy or insolvency laws or otherwise;

     (c) The acceptance or release by you of any collateral security or any other Guaranty, or any settlement, compromise or extension with respect to any collateral security or other Guaranty;

     (d) The application or allocation by you of payments, collections, or credits on the Indebtedness or any other obligations of the Debtor to you;

     (e)  The creation of any new Indebtedness by Debtor;

     (f) The making of demand, or absence of demand, for payment of the Indebtedness, or giving, or failing to give, any notice of dishonor or protest, or any other notice.

     Guarantor unconditionally waives:

     (a) Any subrogation to your rights against Debtor until the indebtedness has been paid in full;

     (b) Any set-off or counterclaims against you which would impair or affect your rights against Guarantor;

     (c) Any defenses related to the validity or enforceability of any documentation executed by Debtor or by Guarantor in connection with the Indebtedness.


This guaranty is to take effect without notice of its acceptance, which notice is waived, and is to be a continuing guaranty in full force and effect until the effective date of a written notice of revocation delivered to you either personally or by Registered or Certified Mail. It is understood and agreed that the effective date of any such revocation shall be 90 days after your receipt of such notice, and that such revocation shall not discharge the obligation of the undersigned guarantor(s) with respect to indebtedness incurred by the principal debtor prior to said effective date of revocation.

The undersigned guarantor consents and agrees that your books and records showing the account, obligations, and indebtedness of the principal debtor shall be admissible in evidence and shall be binding upon the undersigned guarantor for the purpose of establishing the items set forth, and shall constitute prima facie proof.

The foregoing constitutes the complete guaranty agreement, there being no other representations or warranties made, and such guaranty cannot be altered, changed or amended in any way except by an instrument in writing signed by your duly authorized officer.

This Guaranty and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Iowa.

THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN TO YOU BY GUARANTOR, WITHOUT DURESS OR COERCION, AND AFTER GUARANTOR HAS EITHER CONSULTED WITH LEGAL COUNSEL OR HAS BEEN GIVEN AN OPPORTUNITY TO DO SO, AND GUARANTOR HAS FULLY AND CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY.


RDO Equipment Co.


By: /s/ Steven B. Dewald
    --------------------------------

Title: CFO
       -----------------------------

Date: September 5, 2002
      ------------------------------